CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Nottingham Investment Trust II and to the use of our reports dated May 5, 2006 on The Brown Capital Management Balanced Fund, The Brown Capital Management Equity Fund, The Brown Capital Management Small Company Fund, The Brown Capital Management International Equity Fund, The Brown Capital Management Mid-Cap Fund and EARNEST Partners Fixed Income Trust's (each a series of shares of Nottingham Investment Trust II) financial statements and financial highlights as of and for the year ended March 31, 2006. Such financial statements and financial highlights appear in the 2006 Annual Reports to Shareholders that are incorporated by reference into the Statement of Additional Information.



                                       /s/   Briggs, Bunting & Dougherty, LLP

                                       Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
July 28, 2006